UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 10, 2005
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                          Asbury Automotive Group, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)


                  5511                         01-0609375
      --------------------------     ---------------------------------
       (Commission File Number)      (IRS Employer Identification No.)

       622 Third Avenue, 37th Floor, New York, NY           10017
     ----------------------------------------------    ----------------
        (Address of principal executive offices)          (Zip Code)

                                 (212) 885-2500
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              (Registrant's telephone number, including area code)

                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

     Asbury Automotive Group, Inc. (the "Company") and Charles B. Tomm ("Mr. Tomm") entered into a severance agreement (the "Agreement") on June 10, 2005, effective as of April 1, 2005 (the "Employment Date"). Mr. Tomm is a Director and the President and Chief Executive Officer of the Company's Florida region, with responsibility for all dealership operations in Florida.

     The significant provisions of the Agreement are as follows:

o If Mr. Tomm's employment with the Company is terminated at any time prior to the end of term of his employment agreement with the Company, except if his employment is terminated for "cause" or voluntary resignation, or due to death, disability or retirement, the Company will pay Mr. Tomm severance pay based upon his base salary as of the date of termination, which at no time will be less than 18 months or greater than 36 months of his base salary, calculated as follows:

     o If Mr. Tomm's employment were terminated within the first month of the Employment Date, Mr. Tomm would have been eligible to receive 36 months of severance pay;

     o Beginning with the second month after the Employment Date, through the 18th month, for each successive month of employment completed by Mr. Tomm, one month of severance pay eligibility is removed;

     o Thereafter, and for the duration of Mr. Tomm's employment with the Company, he will be eligible for 18 months of severance pay.

o If Mr. Tomm participates in a bonus compensation plan at the date of termination, his severance pay will include a bonus payment in an amount equal to the bonus earned but not already paid for the year in which the termination occurred, prorated through the date of termination.

o For a period of 12 months following the date of termination, Mr. Tomm may continue to participate in and contribute to any health or dental plans in which he was participating in or contributing to at the time of his termination, which participation will terminate 30 days after he has obtained other employment under which he is entitled to receive equal benefits. Upon the termination of the extended benefits described above, COBRA coverage will be available to Mr. Tomm, at his option, as provided by the policies of the Company.

o Mr. Tomm is restricted by non-solicitation and non-compete restrictions for one year following the date of the termination of his employment with the Company.

o In connection with the execution of the Agreement, Mr. Tomm's base salary and bonus compensation plan were finalized. Mr. Tomm currently receives an annual base salary of $600,000. In addition, he is eligible to participate in a bonus compensation plan with a target bonus of 80% of base salary, with 70% of such bonus compensation being payable upon achievement of platform net operating income metrics and 30% being payable upon achievement of business development objectives.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ASBURY AUTOMOTIVE GROUP, INC.



Date:  June 15, 2005         By:  /s/ Kenneth B. Gilman
                                  ----------------------------------------
                                  Name:  Kenneth B. Gilman
                                  Title: President and Chief Executive Officer